UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 19, 2010

CDEX INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49845	52-2336836
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

4555 South Palo Verde, Suite 123
Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 745-5172
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 19, 2010, the Board of Directors of CDEX INC (OTCBB: CEXI) ("Company") appointed Donald W. Strickland as the Company’s Chief Executive Officer effective April 19, 2010. Mr. Strickland has been a Director since February 3, 2006.

Effective April 19, 200 Malcolm H. Philips, Jr. resigned his positions as a Director and as the Company’s Chief Executive Officer. Mr. Philips, the Company’s founding CEO and Chairman, more recently has been the on the Company’s Board of Directors and has been its Chief Executive Officer since June 11, 2007.

A copy of the form of Mr. Strickland’s employment agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein; the summary of this document set forth above is qualified by reference to such exhibit. Also filed as Exhibit 99.2 is a copy of the press release announcing the change.

ITEM 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit No.	Exhibit Description

99.1	Strickland Employment Agreement effective April 19, 2010
99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDEX INC.

Date: April 19, 2010	By: /s/ Carmen Conicelli
Carmen Conicelli, Chairman